Exhibit 10.2

Form Of Global Dealer Agreement

THIS GLOBAL DEALER AGREEMENT is made on October 6, 2014

Among:

(1)                                 SIMON PROPERTY GROUP, L.P., as issuer of Notes (as defined in Clause 9 hereof) (“SPG LP”) and guarantor (the “Guarantor”) of ECP Notes (as defined in Clause 9 hereof) issued by CP 2 (as defined below);

(2)                                 Simon CP 2, a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg, in the process of registration with the Luxembourg Register of Commerce and Companies (Registre de commerce et des sociétés, Luxembourg) and having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand-Duchy of Luxembourg (“CP 2”, and together with SPG LP, the “Issuers,” and individually, an “Issuer”);

(3)                                 [ARRANGER] as arranger (in such capacity, the “Arranger”);

(4)                                 [ECP DEALER 1], [ECP DEALER 2] and [ECP DEALER 3], as dealers for the ECP Notes to be issued under the Programme; and

(5)                                 [USCP DEALER 1] and [USCP DEALER 2] as dealers for the USCP Notes (as defined in Clause 9 hereof) to be issued under the Programme.

This Global Dealer Agreement (“Agreement”) sets forth the understandings among the Issuers, the Guarantor, the Arranger and each Dealer in connection with any issuance and sale by the Issuer of Notes to or through a Dealer.

Certain terms used in this Agreement are defined in Clause 9 hereof.

1.                                      Issue

1.1                               Subject to the terms hereof, the Issuers may issue and sell Notes to or through the applicable Dealers from time to time at such prices and upon such terms as the relevant Issuer and the relevant Dealer may agree, provided that no Issuer has, or shall have, any obligation to sell Notes to any Dealer or permit any Dealer to arrange any sale of Notes for the account of such Issuer, except as agreed, and no Dealer has, or shall have, any obligation to purchase Notes from any Issuer or to arrange any sales of Notes for the account of any Issuer, except as agreed, and provided further that only ECP Dealers may purchase or arrange for the purchase of ECP Notes and only SPG LP may issue, and only USCP Dealers may purchase or arrange for the purchase of, USCP Notes.

The parties hereto agree that in any case where any Dealer purchases Notes from any Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants, and agreements of such Issuer and, if such Notes are guaranteed, the Guarantor contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

Each Issuer acknowledges that a Dealer may resell Notes purchased by such Dealer.  The tenor of each Note shall not be less than the Minimum Term specified in the Programme Summary (or such shorter term as may be practicable and as such Issuer and the relevant Dealer(s) may agree) nor greater than the Maximum Term specified in the Programme Summary, calculated from and including the Issue Date of such Note to but excluding the maturity date thereof.  Notes shall be issued in denominations of at least the Minimum Denomination(s) specified in the Programme Summary.

Each issue of ECP Notes having the same Issue Date, maturity date and basis, currency, denomination and yield will be represented by an ECP Global Note having the aggregate principal amount of such issue, as agreed between the relevant Issuer and the relevant ECP Dealer.  Each issue of USCP Notes will be represented by a DTC Master Note and will have such aggregate principal amount as may be agreed between SPG LP and the relevant USCP Dealer.  In the event that the USCP Notes of any issue bear a fixed or floating rate of interest, the DTC Master Note will be supplemented by a statement of terms with respect to such USCP Notes that is executed by SPG LP.

1.2                               If any Issuer and any Dealer shall agree on the terms of the purchase of any Note by such Dealer or the sale of any Note arranged by such Dealer (including agreement with respect to the Issue Date, maturity date and basis, currency, denomination, yield, aggregate principal amount and purchase price and appropriate compensation for such Dealer’s services hereunder), then:

1.2.1                     such Issuer shall instruct the relevant Agent to issue such Note and deliver it in accordance with the terms of the relevant Agency Agreement;

1.2.2                     the purchaser of such Note shall make payment of the purchase price of such Note on the Issue Date, either directly or through the relevant Dealer, less any compensation for such Dealer:

(a)                                 in the case of an ECP Note denominated in Dollars, by transfer of funds settled through the New York Clearing House Interbank Payments System (or such other same-day value funds as at the time shall be customary for the settlement in New York City of international banking transactions denominated in Dollars) to such account in New York City denominated in Dollars as the ECP Agent shall from time to time have specified for this purpose (or in such other manner as may be agreed upon from time to time by such Issuer, the ECP Agent and such ECP Dealer); or

(b)                                 in the case of an ECP Note denominated in euro, by transfer of funds settled through the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System to such account of the ECP Agent denominated in euro as the ECP Agent shall have specified for this purpose (or in such other manner as may be agreed upon from time to time by such Issuer, the ECP Agent and such ECP Dealer); or

(c)                                  in all other cases in relation to an issue of ECP Notes, by transfer of freely transferable and immediately available funds in the relevant currency to such account of the ECP Agent at such bank in the principal domestic financial centre for such currency as the ECP Agent shall have specified for this purpose (or in such other manner as may be agreed upon from time to time by such Issuer, the ECP Agent and such ECP Dealer); or

(d)                                 in the case of a USCP Note, by transfer of funds in Dollars to the account of the USCP Agent settled in accordance with the USCP Agency Agreement; and

(e)                                  such Dealer shall notify the relevant Agent and such Issuer of the payment and delivery instructions applicable to such Note through [Redacted] for Securities-Issuing and Paying Agent, such notification to be received in sufficient time and in any event no later than: (i) for ECP Notes, (x) 10.00 a.m. (London time) one business day in London prior to the proposed Issue Date (in the case of Notes denominated in Dollars, euro and Canadian Dollars); or (y) 5.00 p.m. (London time) two business days in London prior to the proposed Issue Date (in the case of Notes denominated in currencies other than Dollars, euro and Canadian Dollars); (ii) for USCP Notes, such time or date as may be provided in the USCP Agency Agreement; or (iii) such other time as may be agreed between such Agent and such Dealer to enable such Agent to deliver such Note or Notes as contemplated in the relevant Agency Agreement on its Issue Date.

1.3                               If for any reason (including, without limitation, the failure of the relevant trade) a Note agreed to be issued pursuant to Clause 1.1 is not to be issued, each of the relevant Issuer and the relevant Dealer shall immediately notify the relevant Agent thereof.

1.4                               Except as otherwise agreed, in the event any Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make pay the purchase price of a Note (or a portion thereof) on the Issue Date, such

Dealer shall promptly notify the relevant Issuer, and if such Dealer has theretofore paid such Issuer for such Note, such Issuer will promptly return such funds to such Dealer against its return of such Note to such Issuer, in the case of a definitive Note, or upon notice of such failure in the case of a global Note.  If such failure occurred for any reason other than default by such Dealer, such Issuer shall reimburse such Dealer on an equitable basis for such Dealer’s loss of the use of such funds for the period such funds were credited to such Issuer’s account.

1.5                               For the purposes of calculating the Maximum Amount, the principal amount of any outstanding Note denominated in any currency other than Dollars shall be taken as the Dollar equivalent of such principal amount as at the date of the agreement for such Note or Notes then to be issued, provided that in calculating the principal amount of Notes outstanding on any date there shall be disregarded Notes which mature on such date.

The Issuers and the Guarantor may increase the Maximum Amount by giving at least ten London and New York business days’ notice in writing, substantially in the form set out in Schedule 4, to each of the Dealers and the Agents.  Issues after such increase will not take effect until the Dealers have received the documents listed in such notice (if required by the Dealers), in each case in form and substance acceptable to each Dealer.

1.6                               If Notes are to be issued that bear a floating rate of interest, the relevant Issuer will at its sole option (unless otherwise agreed between such Issuer and the relevant Dealer at or prior to the time that the agreement to issue such Notes is made) appoint either the relevant Dealer or the relevant Agent (subject to the consent of the relevant Dealer or the such Agent, as the case may be) or some other person to be the calculation agent in respect of such Notes.

If a Dealer is to be the calculation agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 6, and such Dealer will be deemed to have entered into an agreement in such form for a particular calculation if it is specifically named as calculation agent in the relevant Note.

If the calculation agent is not a Dealer, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 6 and the appointment of that person shall be on the terms of that agreement.

1.7                               It is a condition of the issue of any ECP Notes denominated in a currency other than Dollars in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply that:

(i)            such ECP Notes are only issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time; and

(ii)           each issue of ECP Notes will also be conditional upon the relevant currency being freely transferable and freely convertible into Dollars, and any related amendments required by the relevant Dealer or the relevant Issuer having been made to this Agreement and/or the ECP Agency Agreement.

1.8                               The parties acknowledge that the ECP Dealers may from time to time propose to the Issuers the issue of ECP Notes denominated in currencies other than those mentioned in the Information Memorandum, subject always to Clause 1.7.

1.9                               The parties acknowledge that the ECP Notes issued under the Programme may be denominated in any currency, subject to compliance with all applicable legal and regulatory requirements.  USCP Notes issued under the Programme may only be denominated in Dollars.

1.10                        The parties acknowledge that printed Notes in definitive form will be issued only in the circumstances contemplated by the ECP Global Notes and the Letter of Representations, as applicable.

2.                                      Representations and Warranties

2.1                               Each of the Issuers and the Guarantor (other than, in the case of (iv) or (v) below, with respect to Notes not guaranteed by the Guarantor) represents and warrants to each Dealer on:

(i)            the date of this Agreement;

(ii)           each date upon which the Maximum Amount is increased;

(iii)          each date upon which the Information Memorandum is amended or supplemented;

(iv)          each Trade Date; and

(v)           each Issue Date,

that:

2.1.1                     each of:

(a)                                 the establishment of the Programme and the execution, delivery and performance by it of the Agreements to which it is party and any Notes or the Guarantee, as applicable, issued by it,

(b)                                 the entering into and performance by it of any agreement for the sale of Notes reached pursuant to Clause 1.1,

(c)                                  the issue and sale of Notes by each Issuer (in the case of clauses (i), (ii) and (iii) above) and by the relevant Issuer on each Trade Date and Issue Date of Notes issued by such Issuer (in the case of clauses (iv) and (v) above), and

(d)                                 the issuance of the Guarantee by the Guarantor in respect of ECP Notes issued by CP 2,

has been duly authorised by all necessary action of the relevant Issuer and/or the Guarantor, as the case may be, and the same constitute, or, in the case of Notes, when issued in accordance with the relevant Agency Agreement, will constitute, valid and binding obligations of such Issuer (in the case of Notes issued by it) or the Guarantor (in the case of the Guarantee of ECP Notes issued by CP 2), as the case may be, enforceable against it in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and by general principles of equity and further except to the extent that rights to indemnification and contribution contained therein may be limited by applicable law or public policy, and the same will not infringe any of the provisions of the limited partnership agreement or limited liability company agreement, as the case may be, of such Issuer or the Guarantor, as the case may be, and will not contravene any law or regulation to which it or any of its assets is subject, nor will the same contravene any order, writ, injunction, decree or judgment to which it or any of its assets is subject or result in the breach of any term of, or cause a default under, any contract or instrument to which it is a party or by which it or any of its assets may be bound nor result in the imposition of any mortgage, charge, pledge, lien or other security interest over its property, assets or business except, with respect to each of the foregoing, where such infringement, contravention, breach, default or imposition would both (i) not reasonably be expected to be material in the context of an issue of Notes and (ii) not materially and adversely affect the ability of (x) SPG LP to perform its obligations under its USCP or ECP Notes or, if ECP Notes are guaranteed by it, the Guarantee or any Agreement to which it is a party, or (y) CP 2 to perform its obligations under its ECP Notes or any other Agreement to which it is a party other than obligations thereunder guaranteed by the Guarantor under the Guarantee or in respect of which SPG LP is expressly liable under the terms thereof;

2.1.2                     It is duly organized and validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its organization (to the extent applicable) and has full limited partnership or limited liability company, as the case may be, power and capacity to execute and deliver each of the Agreements to which it is a party and to undertake and to perform the obligations expressed to be assumed by it therein;

2.1.3                     each Note will, on issue of such Note, constitute a direct, unconditional, unsubordinated and unsecured obligation of the relevant Issuer and will, on issue, rank without any preference amongst all Notes issued by such Issuer and at least pari passu with all of such Issuer’s other present and future unsecured and unsubordinated obligations, other than any obligation preferred by mandatory provisions of applicable law;

2.1.4                     all consents, authorisations, licences or approvals of and registrations and filings with any governmental or regulatory authority required to be obtained by it in connection with the issue, offer or sale of Notes by such Issuer, the issuance of the Guarantee  by the Guarantor and/or the execution, delivery or performance by such Issuer or the Guarantor of their respective obligations under the Notes, the Guarantee and/or any Agreement have been obtained and are in full force and effect or, in the case of an issue of Notes, will be obtained and will be in full force and effect on the Issue Date of such Notes, and copies thereof have been supplied or, in the case of an issue of Notes, will have been supplied to the relevant Dealer on or prior to the Issue Date of such Notes;

2.1.5                     the Information Memorandum does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

2.1.6                     the most recent audited annual consolidated financial statements of SPG LP and its subsidiaries contained in the Information Memorandum were prepared in accordance with the requirements of law and with accounting principles generally accepted in the United States consistently applied and they present fairly the consolidated financial condition of SPG LP and its subsidiaries as at the date indicated (the “applicable date”) and of the consolidated results of the operations of SPG LP and its subsidiaries for the fiscal year ended on the applicable date, and since the date of the most recent balance sheet contained in the Information Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, assets, business affairs or business prospects of Simon Property Group, Inc. (“SPG”), any subsidiary of SPG, SPG LP or any subsidiary of SPG LP (other than any Property Partnership (as defined below)) (collectively, the “SPG Group”) taken as a whole or of any entity that owns real property and that is owned by the SPG Group or in which SPG directly or indirectly holds an interest (“Property”) or any direct interest in any Property (“Property Partnerships”) that, taken as a whole, would be material to the SPG Group;

2.1.7                     except as disclosed in the Information Memorandum, (a) there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of SPG LP, threatened against or affecting SPG LP or any of its subsidiaries which either (i) might result in a material adverse change in the condition (financial or otherwise), earnings, assets, business affairs or business prospects of the SPG Group taken as a whole or of any Property Partnership that, taken as a whole, would be material to the SPG Group taken as a whole or (ii) might materially and adversely affect the ability of (A) SPG LP to perform its obligations under its USCP or ECP Notes or, if the ECP Notes are guaranteed by it, the Guarantee or any Agreement to which it is a party and the transactions contemplated thereby or (B) CP 2 to perform its obligations under its ECP Notes or any other Agreement to which it is a party other than obligations thereunder guaranteed by the Guarantor under the Guarantee or in respect of which SPG LP is expressly liable under the terms thereof and (b) SPG LP is not in default in respect of any recourse material indebtedness for borrowed money where such default has remained unremedied for the duration of any applicable grace period(s);

2.1.8                     except where already communicated in writing to the relevant address for notices given by the relevant Dealer(s) (provided that, in the case of the representations and warranties made pursuant to Clauses 2.1(iv) and (v) above, such disclosure has been so made prior to the relevant Trade Date), there has been no downgrading, nor any notice to SPG LP of any intended downgrading, in the short term debt rating accorded to SPG LP by Standard + Poor’s Rating Services, a Division of the McGraw-Hill Companies Inc., and/or Moody’s Investors Service, Inc., and SPG LP is not aware that any such rating is listed on “Creditwatch” or has been announced to be under formal review by any such rating agency;

2.1.9                     the principal amount of all outstanding Notes on the Issue Date of any Note does not and will not exceed the Maximum Amount set out in the Programme Summary (as increased from time to time pursuant to Clause 1.5);

2.1.10              it is not required by any law or regulation or any relevant taxing authority in the United States of America, in the case of SPG LP and CP 2, or Luxembourg, in the case of CP 2, to make any deduction or withholding from any payment due under any Notes, the Guarantee and/or any Agreement for or on account of any income, registration, transfer or turnover taxes, customs or other charges, duties or taxes of any kind, in each case, imposed by any such applicable jurisdiction, provided that, in the future, the registration of any Notes, the Guarantee and/or any Agreement with the Administration de l’enregistrement et des Domaines may be requested in case of legal proceedings before a Luxembourg court or when any Notes, the Guarantee and/or any Agreement have to be produced before an official Luxembourg authority;

2.1.11              the offer and sale of the Notes in the manner contemplated by this Agreement do not require registration of (a) the USCP Notes under the Securities Act pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the USCP Notes is required to be qualified under the Trust Indenture Act, assuming that the offer and sale of the USCP Notes are made by the USCP Dealers in accordance with Clause 4.4 and the restrictions of Part II of Schedule 2 hereto, or (b) the ECP Notes under the Securities Act pursuant to Regulation S;

2.1.12              SPG LP is not, and as a result of any issue of Notes or the receipt or application of the proceeds thereof will not be, required to register as an investment company under the Investment Company Act;

2.1.13              neither the relevant Issuer nor any of its subsidiaries or other affiliates (as defined in Rule 501 under the Securities Act), nor any person acting on their behalf (other than the Dealers, as to whom no representation is made), has engaged in any directed selling efforts with respect to the ECP Notes, and each of them has complied with the offering restrictions requirement of Regulation S with respect to its ECP Notes (terms used in this sub-Clause have the meanings given to them by Regulation S under the Securities Act);

2.1.14              neither SPG LP nor any of its subsidiaries or other affiliates, nor any person acting on their behalf (other than the Dealers, as to whom no representation is made), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the USCP Notes in the United States;

2.1.15              neither the relevant Issuer nor any of its subsidiaries or other affiliates, nor any person acting on their behalf (other than the Dealers, as to whom no representation is made), has taken any action that would result in the integration of the Notes with any other offering of securities in a manner that would require the registration of offers and sales of the Notes under the Securities Act;

2.1.16              no securities of SPG LP of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the USCP Notes are or, as of their Issue Date, will be (i) listed on a national securities exchange in the United States which is registered under the Exchange Act, or (ii) quoted in any automated inter-dealer quotation system in the United States;

2.1.17              the proceeds of the sale of the USCP Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System;

2.1.18              neither SPG LP nor, to its knowledge, any other member of the SPG Group or any Property Partnership owned and controlled by one or more members of the SPG Group, nor any director, officer, agent, employee or other person associated with or acting on behalf of SPG LP or any other member of SPG Group or any Property Partnership owned and controlled by one or more members of the SPG Group, has:  used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any similar law, rule or regulation of any applicable jurisdiction; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

2.1.19              the operations of SPG LP and each other member of the SPG Group and the Property Partnerships owned and controlled by one or more members of the SPG Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving SPG LP or any other member of the SPG Group or any Property Partnership owned and controlled by one or more members of the SPG Group with respect to the Money Laundering Laws is pending or, to the best knowledge of SPG LP, threatened;

2.1.20              neither SPG LP nor any other member of the SPG Group or any Property Partnership owned and controlled by one or more members of the SPG Group, nor, to the knowledge of SPG LP, any director, officer, agent, employee or affiliate of SPG LP or any other member of the SPG Group or any Property Partnership owned and controlled by one or more members of the SPG Group, is (i) currently subject to any sanctions administered by the United States Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or (ii) currently located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory; and the relevant Issuer will not directly or indirectly use the net proceeds of the sale of the Notes, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions;

2.1.21              there is no stamp or documentary tax or other charge imposed by any governmental agency having jurisdiction over CP 2 in connection with the execution, delivery, issuance, payment, performance, enforcement or introduction into evidence in a court of Luxembourg of this Agreement, the ECP Agency Agreement or any Note issued by it save as disclosed in Clause 2.1.24;

2.1.22              the choice of New York law to govern this Agreement, the ECP Agency Agreement and the Notes issued by CP 2 is, subject to mandatory Luxembourg law provisions, under the laws of Luxembourg, a valid and effective choice of law, and the submission by CP 2 under Clause 8.2 to the jurisdiction of the U.S. federal courts and the courts of the State of New York, in each case located in the Borough of Manhattan, the City and State of New York, is valid and binding upon CP 2 under the laws of Luxembourg;

2.1.23              any final judgment rendered by any court referred to in Clause 8.2 in an action to enforce the obligations of CP 2 under this Agreement, the ECP Agency Agreement or the Notes issued by it is capable of being enforced in the courts of the grand Duchy of Luxembourg, subject to the applicable exequatur procedure as set out in the Luxembourg New Civil Procedure Code;

2.1.24              as a condition to the admissibility in evidence of this Agreement, the ECP Agency Agreement or the ECP Notes issued by CP 2 in the courts of Luxembourg, it is not necessary that this Agreement, the ECP Agency Agreement or such ECP Notes be filed or recorded with any court or other authority.  The registration of this Agreement, the ECP Agency Agreement or the ECP Notes issued by CP 2 with the Luxembourg Administration de l’Enregistrement et des Domaines may be required in the case of legal proceedings being brought before the Luxembourg courts or, in the case that this Agreement, the ECP Agency Agreement or ECP Notes issued by CP 2, must be produced before an official Luxembourg authority or referred to in a public deed.  The registration of such documents can also be done voluntarily.  A nominal registration duty or an ad valorem duty may be payable, depending on the nature of the document to be registered.  If registration is so required, the Luxembourg courts or the official Luxembourg authority may require that this Agreement, the ECP Agency Agreement or the ECP Notes issued by CP 2 and/or any judgment obtained in a foreign court must be translated into French or German; and

2.1.25              under the laws of Luxembourg, neither CP 2 nor any of its revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of Luxembourg in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the ECP Agency Agreement or ECP Notes issued by it.

2.2                               SPG LP represents that it is not currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act and agrees that, if it shall issue commercial paper after the date hereof in reliance upon such exemption, (a) the proceeds from the sale of any commercial paper issued in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act will be segregated from the proceeds of the sale of any USCP Notes issued by it in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act by being placed in a separate account, (b) it will institute appropriate procedures to ensure that the offers and sales of commercial paper issued by it pursuant to the Section 3(a)(3) exemption will not be integrated with offerings and sales of Notes issued by it pursuant to the Section 4(a)(2) exemption in a manner that would require the registration of offers and sales of the USCP Notes under the Securities Act and (c) it will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper in the United States.

2.3                               SPG LP agrees that (except as permitted by Clause 2.2 or as approved by the Dealers), as long as USCP Notes are being offered for sale by the Dealers as contemplated hereby and until at least six months after the offer of USCP Notes hereunder has been terminated, neither it nor any person acting on its behalf will offer USCP Notes or any substantially similar security of it for sale to, or solicit offers to buy any such security from, any person other than a Dealer, it being understood that such agreement is made with a view to bringing the offer and sale of the USCP Notes within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement.

3.                                      Undertakings of the Issuers and the Guarantor

3.1                               If while this Agreement is in effect, an event occurs which would render any of the representations and warranties set out in Clause 2.1 immediately, or with the lapse of time, untrue or incorrect in any material respect or otherwise would be material to holders of Notes, the relevant Issuer and, if such Notes are ECP Notes issued by CP 2, the Guarantor will inform such Dealer in writing as soon as practicable of the occurrence of such event.  In either case, such Dealer shall inform such Issuer and, if applicable, the Guarantor in writing without any undue delay whether it wishes to continue or discontinue the issuance and delivery of any Notes remaining to be settled.  In the event that (i) the Issuers and the Guarantor determine to continue to offer Notes under this Agreement or (ii) any Dealer notifies the relevant Issuer and, if applicable, the Guarantor that it is then holding Notes in inventory that were purchased from such Issuer, the Issuers or the relevant Issuers, as the case may be, and, if applicable, the Guarantor shall promptly either confirm to the Dealers, in the case of clause (i) above, or such Dealer, in the case of clause (ii) above, that the representation and warranty contained in sub-Clause 2.1.5 is true and accurate on the date of such confirmation or supplement or amend the Information Memorandum so that the representation and warranty contained in sub-Clause 2.1.5 is true and accurate as at the date such supplement or amendment is delivered to the Dealers and such Issuer and, if applicable, the Guarantor shall make such supplement or amendment available to the Dealers.

3.2                               The relevant Issuer and, if the Notes related to the applicable Claim are ECP Notes issued by CP 2, the Guarantor undertake that they shall indemnify and hold harmless on demand each Indemnitee against such Claim, imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon:

(a)                                 any allegation that the Information Memorandum included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b)                                 arising out of or based upon the breach or alleged breach by such Issuer or, if applicable, the Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement;

(c)                                  Notes not being issued for any reason, other than as a result of the failure of any Dealer to pay for the Notes it had agreed to purchase as principal;

(d)                                 the failure by the relevant Issuer to make due payment under its Notes (unless, in the case of ECP Notes issued by CP 2, such payment is made by the Guarantor) or by the Guarantor to make due payment under the Guarantee in accordance with its terms.

The relevant Issuer and, if the Notes related to the applicable Claim are ECP Notes issued by CP 2, the Guarantor, jointly and severally, agree to reimburse each Indemnitee for all expenses (including reasonable fees of external counsel) as they are incurred by it in connection with investigating or defending such Claim in respect of which such indemnification may be sought (whether or not it is a party to any such proceedings).

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Clause is held to be unavailable or insufficient to hold harmless each Indemnitee, although applicable in accordance with the terms of this Clause, the relevant Issuer and, if the Notes related to the applicable Claim are ECP Notes issued by CP 2, the Guarantor, jointly and severally, shall contribute to the aggregate costs incurred by the relevant Dealer in connection with such Claim in the proportion of the proceeds received by such Issuer from the sale of the Note or Notes to which such Claims relate, on the one hand, and the commissions and fees earned by such Dealer with respect to such Note(s), on the other; provided, however, that such contribution by such Issuer and, if applicable, the Guarantor, collectively, shall be in an amount such that the aggregate costs incurred by such Dealer do not exceed the aggregate of the commissions and fees earned by such Dealer hereunder with respect to such Note(s).

Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the relevant Issuer or, if the Notes related to such Claim are ECP Notes issued by CP 2, the Guarantor, notify such Issuer and, if applicable, the Guarantor in writing of the existence thereof, provided that (i) the omission so to notify such Issuer and the Guarantor will not relieve either of them from any liability which they may have hereunder unless and except to the extent they did not otherwise learn of such Claim and such failure results in prejudice to, or the forfeiture by, either of them of substantial rights and defences, and (ii) the omission to notify such Issuer and the Guarantor will not relieve either of them from liability which it may have to an Indemnitee otherwise than on account of this Clause.

In the event that any Claim is made against any Indemnitee, the relevant Issuer and, if the Notes related to such Claim are ECP Notes issued by CP 2, the Guarantor will be entitled to participate therein, and to the extent that they may elect by written notice delivered to the Indemnitee, to assume the defence thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in such Claim include both the Indemnitee and such Issuer or, if applicable, the Guarantor, and the Indemnitee shall have reasonably concluded that there may be legal defences available to it which are different from or additional to those available to such Issuer or, if applicable, the Guarantor, such Issuer and, if applicable,  the Guarantor shall not have the right to direct the defence of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defences on behalf of such Indemnitee.

Upon receipt of notice from the relevant Issuer and, if the Notes related to the applicable Claim are ECP Notes issued by CP 2, the Guarantor to such Indemnitee of their election so to assume the defence of such Claim and approval by the Indemnitee of counsel (which shall not be unreasonably withheld), neither any Issuer nor the Guarantor will be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defence thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defences in accordance with the proviso to the next preceding paragraph (it being understood, however, that neither any Issuer nor the Guarantor shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the relevant Dealer (which shall not be unreasonably withheld), representing the Indemnitee who is party to such Claim), (ii) neither any Issuer nor the Guarantor shall have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim, or (iii) the relevant Issuer and, if applicable, the Guarantor have authorised in writing the employment of counsel for the Indemnitee.

The indemnity, reimbursement and contribution obligations of the relevant Issuer and, if applicable, the Guarantor hereunder shall be in addition to any other liability such Issuer and, if applicable, the Guarantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Issuer, the Guarantor, if applicable, and any Indemnitee.

The relevant Issuer and, if the Notes related to the applicable Claim are ECP Notes issued by CP 2, the Guarantor agree that, without the relevant Dealer’s prior written consent, they will not settle, compromise or consent to the entry of any judgment in such Claim in respect of which indemnification may be sought under the indemnification provision of this Agreement (whether or not such Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such Claim.

3.3                               The Issuers and the Guarantor, jointly and severally, undertake that they shall:

(a)                                 pay, or reimburse the Arranger for, reasonable and documented out-of-pocket costs and expenses (including value added tax and any other similar taxes or duties thereon and fees and disbursements of counsel to the Arranger) as and when incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of this Agreement and all documents contemplated by this Agreement;

(b)                                 pay, or reimburse each Dealer for, reasonable and documented out-of-pocket costs and expenses (including value added tax and any other similar taxes or duties thereon and fees and disbursements of counsel to such Dealer) as and when incurred by such Dealer in connection with the enforcement of its rights after a breach by the relevant Issuer or the Guarantor, as the case may be, or reasonable protection (in circumstances where a breach would otherwise occur) of such Dealer’s rights under this Agreement and all documents contemplated by this Agreement; and

(c)                                  pay all stamp, registration and other similar taxes and duties (including any interest thereon or in connection therewith) which may be payable in any relevant jurisdiction upon or in connection with the creation and issue of any Notes or, if applicable, the Guarantee and the execution, delivery and performance of any Notes, the Guarantee or any Agreement.

3.4                               The Issuers and the Guarantor undertake that they shall promptly notify each Dealer of any change in the identity of or the offices of an Agent, not later than ten days prior to the making of any such change.

3.5                               The Issuers and the Guarantor will give each Dealer prompt notice (but in any event prior to the Trade Date for any subsequent issue of Notes) of any amendment to, modification of, or waiver with respect to, the Notes, the Guarantee or any Agreement, including a complete copy of any such amendment, modification or waiver.

3.6                               The Issuers and the Guarantor shall take such steps as are required of them to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any of them in respect of any Note or the Guarantee shall be observed and complied with in all material respects.

3.7                               Each Issuer undertakes that neither it, nor any of its subsidiaries or other affiliates, nor any person acting on their behalf (other than the Dealers, as to whom no undertaking is made), will engage in any directed selling efforts with respect to its ECP Notes, and each Issuer will comply with the offering restrictions requirement of Regulation S with respect to its ECP Notes.  Terms used in this Clause have the meanings given to them by Regulation S under the Securities Act.

3.8                               Each Issuer undertakes that neither it nor any of its subsidiaries or other affiliates, nor any person acting on their behalf (other than the Dealers, as to whom no undertaking is made), will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of offers and sales of its Notes or the issuance of the Guarantee under the Securities Act.

3.9                               So long as any USCP Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and SPG LP is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or exempt from such reporting pursuant to Rule 12g3-2(b) thereunder, SPG LP will furnish to each holder or beneficial owner of USCP Notes and to any prospective purchaser of such USCP Notes, upon the request of such holder, beneficial owner or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

3.10                        SPG LP will qualify any USCP Notes  for offer and sale under the applicable securities or “blue sky” laws of any State of the United States as the USCP Dealers shall reasonably request, provided that SPG LP shall not be obligated to file any general consent to service of process or to qualify or register as a foreign partnership or as a dealer in any U.S. jurisdiction in which it is not so qualified or registered or subject itself to taxation in respect of doing business in any U.S. jurisdiction in which it is not otherwise so subject.

3.11                        Each of the Issuers and the Guarantor undertakes to conduct its affairs in such a manner as will ensure that it is not required to register as an investment company under the Investment Company Act.

3.12                        In the event that SPG LP determines to use the proceeds of the sale of USCP Notes for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, SPG LP shall give the USCP Dealers at least five business days’ prior written notice to that effect.  SPG LP shall also give the USCP Dealers prompt notice of the actual date that it commences to purchase securities with the proceeds of the sale of USCP Notes.

3.13                        In the event that any USCP Note offered or to be offered by a Dealer would be ineligible for resale under Rule 144A, SPG LP shall promptly notify such Dealer (by telephone, confirmed in writing) of such fact and shall promptly (but in any event not later than the Trade Date of any subsequently issued USCP Notes) prepare and deliver to such Dealer an amendment or supplement to the Information Memorandum describing the USCP Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

3.14                        If the issue of the ECP Notes would otherwise constitute a contravention of Section 19 of the FSMA, the relevant Issuer will issue such ECP Notes only if the following conditions apply:

(a)                                 the relevant Dealer represents, warrants and covenants in the terms set out in Section 3 of Part I of Schedule 2; and

(b)                                 the stated maturity value of each such ECP Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than Sterling), and no part of any ECP Note may be transferred unless the stated maturity value of that part is not less than £100,000 (or such equivalent amount).

3.15                        All payments under the ECP Notes and the Guarantee will be made without withholding of or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the United States of America, in the case of SPG LP and CP 2, or Luxembourg, in the case of CP 2 (the “Relevant Jurisdiction”), and/or in any such instance any political sub-division thereof or by any authority therein or thereof having power to tax unless the relevant Issuer or the Guarantor, as the case may be, is compelled by law or is required pursuant to an agreement with a taxing authority to withhold or deduct any such taxes, duties, assessments or governmental charges. In the event that any such withholding or deduction is made, the relevant Issuer and, in the case of ECP Notes issued by CP 2, the Guarantor, jointly and severally, will pay such additional amounts as may be necessary in order that the net amounts receivable by the holder of the ECP Notes after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the ECP Notes in the absence of such withholding or deduction, except that no such additional amounts shall be payable to the holder of any ECP Notes:

(a)                                 who is liable to such duties, taxes, assessments or governmental charges in respect of the ECP Notes by reason of the holder having some personal or business connection with the Relevant Jurisdiction otherwise than by reason only of his holding the ECP Notes;

(b)                                 presented for payment more than 30 days after the Relevant Date (“Relevant Date” meaning whichever is the later of the date on which the moneys in respect of the ECP Notes first become due and payable and, if the full amount of the moneys payable on such date has not been received by the ECP Agent on or prior to such date, the date on which such moneys shall have been so received) except to the extent that the holder of the ECP Notes would have been entitled to such additional amounts if payment had been made on the last day of such period of 30 days;

(c)                                  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26 - 27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(d)                                 in respect of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, or governmental charge; and

(e)                                  in respect of any Taxes that are payable otherwise than by withholding from a payment on the ECP Notes.

The Issuers and the Guarantor are authorised to withhold or deduct from amounts payable under the ECP Notes and the Guarantee, respectively, where such withholding or deduction is imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code (FATCA), an agreement with a taxing authority entered into in connection with FATCA, an intergovernmental agreement entered into in furtherance of FATCA, or any non-U.S. laws, rules and regulations implementing such an agreement. Neither any Issuer nor the Guarantor will be required to make any payment of additional amounts for or on account of any withholding tax deducted by it in compliance with FATCA.

3.16                        SPG LP represents warrants and undertakes on the terms set out in Part II of Schedule 2 hereto.

3.17                        Each of CP 2 and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each ECP Dealer and holder of ECP Notes payable in a currency other than United States dollars (the “Payment Currency”) that are issued from time to time by CP 2, as the case may be, against any loss incurred by such ECP Dealer or holder, as applicable, as a result of any judgment or order being given or made by a

U.S. court for any amount due hereunder or under such ECP Notes, as applicable, and such judgment or order being expressed and paid in U.S. dollars (the “Judgment Currency”) and as a result of any variation as between (i) the rate of exchange at which the Payment Currency is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such ECP Dealer or holder, as applicable, is able to purchase the Payment Currency with the amount of Judgment Currency actually received by such ECP Dealer or holder, as applicable.  The forgoing indemnify shall constitute separate and independent obligations of CP 2 and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

4.                                      Dealers’ Undertakings

4.1                               Each ECP Dealer represents, warrants and undertakes on the terms set out in Part I of Schedule 2 hereto.  Each USCP Dealer represents, warrants and undertakes on the terms set out in Part II of Schedule 2 hereto.

4.2                               The obligations of each Dealer contained in this Agreement are several.

4.3                               After receipt by the USCP Dealers of a notice from SPG LP pursuant to Clause 3.12 confirming that it has commenced to purchase securities with the proceeds of the sale of USCP Notes, in the event that any USCP Dealer purchases USCP Notes as principal and does not resell such USCP Notes on the day it receives such notice, to the extent necessary to comply with Regulation T and the interpretations thereunder, such USCP Dealer will sell such USCP Notes either (i) only to offerees it reasonably believes to be QIBs or to QIBs it reasonably believes are acting for other QIBs, in each case in accordance with Rule 144A or (ii) in any other manner which would not cause a violation of Regulation T and the interpretations thereunder.

4.4                               Prior to the applicable Trade Date, each USCP Dealer shall furnish or shall have furnished to each purchaser of USCP Notes for which it has acted as the USCP Dealer a copy of the then-current Information Memorandum unless such purchaser has previously received a copy of such Information Memorandum.

5.                                      Authority to Distribute Documents

Subject to Clause 4.1 above, the Issuers and the Guarantor hereby authorise each Dealer to circulate copies of the then-current Information Memorandum, and to make oral statements consistent with the then-current Information Memorandum and/or with written information received from an appropriate representative of SPG LP for dissemination to investors in the Notes, to purchasers or potential purchasers of Notes unless and until the appointment of such Dealer is terminated in accordance with Clause 7.1.

6.                                      Conditions Precedent

6.1                               The Issuers and, the Guarantor agree to deliver, or cause to be delivered, to each Dealer, prior to the first issue of Notes under the Programme, each of the documents set out in Schedule 1 in form, substance and number satisfactory to the Dealers.

6.2                               In relation to each issue of Notes, it shall be a condition precedent to the issue and sale thereof by the relevant Issuer:

(a)                                 the representations and warranties of such Issuer and, if such Notes are ECP Notes issued by CP 2, the Guarantor contained in Clause 2 above are true and correct on the related Trade Date and Issue Date;

(b)                                 there is no breach of the obligations of such Issuer or, if applicable, the Guarantor under such Notes, the Guarantee or any Agreement; and

(c)                                  the aggregate principal amount of the Notes to be issued, when added to the aggregate principal amount of all Notes outstanding under the Programme on the proposed Issue Date (excluding for this purpose any Notes which mature on such Issue Date), shall not exceed the Maximum Amount.

7.                                      Termination and Appointment

7.1                               The Issuers and the Guarantor may terminate the appointment of any Dealer, and any Dealer may resign, on not less than one day’s written notice to such Dealer or the Issuers and the Guarantor, as the case may be.  The Issuers and the Guarantor shall promptly inform the other Dealers and the Agents of any such termination or resignation.  Termination as aforesaid shall not affect any rights or obligations which have accrued at the time of termination or which accrue thereafter in relation to any act or omission which occurred prior to such time.

7.2                               Nothing in this Agreement shall prevent the Issuers and the Guarantor from appointing one or more additional Dealers (either for a particular issue of Notes or as a Dealer to the Programme) upon the terms of this Agreement, provided that any additional Dealer shall have first confirmed acceptance of its appointment upon such terms in writing to the Issuers and the Guarantor in substantially the form of the letter set out in Schedule 5, whereupon it shall become a party to this Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer hereunder as set out in such letter.  The Issuers and the Guarantor shall promptly inform the other Dealers (except in the case of the appointment of Dealer for a particular issue of Notes only) and the Agents of any such appointment.  The Issuers and the Guarantor hereby agree to supply to such additional Dealer, upon such appointment, copies of the condition precedent documents specified in Schedule 1 (if requested by such additional Dealer), including, if necessary, reliance letters in respect of opinion of counsel.

8.                                      Law and Jurisdiction

8.1                               This Agreement, any agreement reached pursuant to Clause 1.1, the Notes and the Guarantee are governed by, and shall be construed in accordance with, the laws of the State of New York.  The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.

8.2                               Each of the Issuers and the Guarantor irrevocably agrees that the U.S. federal courts and the courts of the State of New York, in each case located in the Borough of Manhattan, the City and State of New York, have non-exclusive jurisdiction to settle any disputes or determine any proceedings (respectively, “Disputes” and “Proceedings”) which may arise out of or in connection with this Agreement or any agreement reached by it pursuant to Clause 1.1 and that accordingly any Proceeding or Dispute so arising may be brought in any of such courts.  Nothing herein contained shall limit the right of any Dealer to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, if and to the extent permitted by law. Each of the Issuers and the Guarantor agrees that any suit, action or proceeding brought by it against a USCP Dealer or the Arranger in connection with or arising out of this Agreement or the USCP Notes or the offer and sale of the USCP Notes shall be brought solely in the U.S. federal courts and the courts of the State of New York, in each case located in the Borough of Manhattan, the City and State of New York.

8.3                               Each of the Issuers and the Guarantor irrevocably waives any objection which it might now or hereafter have to the courts described in Clause 8.2 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

8.4                               CP 2 agrees that the process by which any Proceedings in the State of New York are begun may be served on it by being delivered to SPG LP.  If SPG LP is not or ceases to be effectively appointed to accept service of process of behalf of CP 2, then CP 2 shall appoint a further person in the Borough of Manhattan, The City of New York and the State of New York to accept service of process on its behalf.  Nothing in this Clause shall affect the right of any Dealer to serve process in any other manner permitted by law.

8.5                               To the extent that CP 2 or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement or any agreement reached by it pursuant to Clause 1.1, from the giving of any relief in any thereof, from set off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid or execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which any Proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any agreement reached by it pursuant to Clause 1.1, then CP 2 irrevocably and unconditionally waives, and agrees for the benefit of the Dealers not to plead or claim, any such immunity, and consents to such relief and enforcement.

9.                                      Definitions and Interpretation

9.1                               In this Agreement:

“Agency Agreements” means the ECP Agency Agreement and/or the USCP Agency Agreement;

“Agents” means the ECP Agent and/or the USCP Agent and each of them an “Agent”;

“Agreements” means this Agreement, any agreement reached pursuant to Clause 1.1 and/or the Agency Agreements;

“Claim” means any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, fees and disbursements of counsel) or judgments of whatever kind of nature;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Dealers” means the ECP Dealers and/or the USCP Dealers;

“Disclosure Documents” means, at any particular date, (a) SPG LP’s most recent annual report on Form 10-K filed with the SEC, (b) each report on Form 10-Q filed by SPG LP with the SEC since the date of such Form 10-K, (c) each report on Form 8-K filed (and not merely furnished) by SPG LP with the SEC since the date of the balance sheet included in the aforementioned Form 10-K and (d) any proxy statement filed with the SEC by SPG LP under Section 14 of the Exchange Act in the applicable year, in each case except to the extent modified or superseded in the future by information in the Information Memorandum or other Disclosure Documents, provided that for purposes of the representations and warranties made pursuant to Clauses 2.1(iv) and (v), the Disclosure Documents means the Disclosure Documents as of the Trade Date (including any supplements or amendments made on or prior to that date) and not including any subsequent revision, supplement or amendment to, or incorporation of information in, the Disclosure Documents;

“Dollar Equivalent” means on any day:

(a)                                 in relation to any Dollar Note, the principal amount of such Note; and

(b)                                 in relation to any Note denominated or to be denominated in any other currency, the amount in Dollars which would be required to purchase the principal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with Dollars quoted by the ECP Agent at or about 11.00 a.m.  (London time) on such day;

“Dollar Note” means a Note denominated in Dollars;

“Dollars” or “U.S.$” denotes United States dollars;

“DTC” means The Depository Trust Company;

“DTC Master Note” means a master note registered in the name of DTC or its nominee representing USCP Notes issued in book-entry form through the facilities of DTC;

“ECP Agency Agreement” means the note agency agreement in respect to ECP Notes, dated as of October 6, 2014, among the Issuers, the Guarantor and the ECP Agent, providing for the issuance of and payment on the ECP Notes;

“ECP Agent” means [ECP AGENT], acting as issuing and paying agent for ECP Notes, and any successor or additional agent appointed by the Issuers and the Guarantor in accordance with the ECP Agency Agreement;

“ECP Dealer” means each institution specified as an ECP Dealer in the Programme Summary together with any additional institution or institutions appointed as such pursuant to Clause 7.2 but excluding in each case any institution or institutions whose appointment as such has been terminated, or whose resignation has become effective, pursuant to Clause 7.1;

“ECP Definitive Note” means a security printed ECP Note issued by any Issuer in definitive bearer form;

“ECP Global Note” means an ECP Note in global bearer form (certificate global aux porteurs), representing an issue of promissory notes of like terms issued by any Issuer from time to time pursuant to the ECP Agency Agreement;

“ECP Note” means a Note of any Issuer issued pursuant to the ECP Agency Agreement and sold to non-U.S. persons in offshore transactions within the meaning of, and pursuant to, Regulation S, with a maximum term of not more than 183 days;

“euro”, “EUR” or “€” denotes the single currency of those Member States of the European Union participating in European economic and monetary union pursuant to the Treaty establishing the European Community, as amended;

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“FSMA” means the United Kingdom Financial Services and Markets Act 2000;

“Guarantee” means to Guarantee, substantially in the form of Schedule 7 hereto, issued by the Guarantor in respect of ECP Notes issued by CP 2.

“Indemnitee” means each Dealer, each individual, corporation, partnership, trust, associations or other entity which controls (within the meaning of Section 15 of the Securities Act) such Dealer, any affiliate of such Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents;

“Information Memorandum” means, collectively, (i) the most recent information memorandum, as the same may be amended, supplemented, modified or superseded from time to time, which information memorandum shall expressly incorporated by reference the Disclosure Documents and (ii) any other document authorised by SPG LP (each, an “Authorised Document”) containing information about the Issuers, the Guarantor and the Programme, the text of which has been prepared by the Issuers and the Guarantor and delivered to the Dealers for use by the Dealers in connection with the transactions contemplated by this Agreement;

“Institutional Accredited Investor” means an institutional investor that is an accredited investor within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.

“Issue Date” means, in respect of any Note, the date upon which such Note is issued;

“Letter of Representations” means the Letter of Representations of SPG LP in respect of USCP Notes, executed and delivered by SPG LP, and the USCP Agent to DTC;

“Maximum Amount” means the total principal amount of Notes issued pursuant to both the ECP Agency Agreement and the USCP Agency Agreement permitted to be outstanding under the Programme at any one time, as may be increased in accordance with Clause 1.5;

“Note” means a note of any Issuer issued under a transaction contemplated by this Agreement, in definitive or global form, substantially in the relevant form scheduled to the relevant Agency Agreement or such other form as may be agreed from time to time between the Issuers, the Guarantor, the relevant Dealer and the relevant Agent and, unless the context otherwise requires, includes the promissory notes represented by the ECP Global Notes and the DTC Master Notes;

“Programme” means the global commercial paper note programme established by this Agreement;

“Programme Summary” means the summary of the particulars of the Programme as set out in Schedule 3, as such summary may be amended or superseded from time to time;

“QIB” means a qualified institutional buyer within the meaning of Rule 144A under the Securities Act;

“Regulation D” means Regulation D under the Securities Act;

“Regulation S” means Regulation S under the Securities Act;

“Regulation T” means Regulation T under the Exchange Act;

“Rule 144A” means Rule 144A under the Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Sterling” and “£” denotes pounds sterling of the United Kingdom;

“Trade Date” means, in respect of any Note, the date on which agreement is reached for the issue and sale of such Note as contemplated in Clause 1.1;

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended;

“USCP Agency Agreement” means the note issuing and paying agent agreement in respect of USCP Notes, dated as of October 6, 2014, between SPG LP and the USCP Agent, providing for the issuance of and payment on the USCP Notes;

“USCP Agent” means [USCP AGENT], acting as issuing and paying agent for USCP Notes, and any successor or additional agent appointed by SPG LP in accordance with the USCP Agency Agreement;

“USCP Dealer” means each institution specified as a USCP Dealer in the Programme Summary together with any additional institution or institutions appointed as such pursuant to Clause 7.2 but excluding in each case any institution or institutions whose appointment as such has been terminated, or whose resignation has become effective, pursuant to Clause 7.1; and

“USCP Note” means a Note of SPG LP issued pursuant to the USCP Agency Agreement and sold pursuant to Section 4(a)(2) of the Securities Act, with a maximum term of not more than 397 days, which will be represented by a DTC Master Note unless supplemented as contemplated under Clause 1.1.

9.2                               Terms not expressly defined herein shall have the meanings set out in the Programme Summary.

9.3                               Any reference in this Agreement to an agreement or a deed or any provision thereof or to a statute, any provision thereof or any statutory instrument, order or regulation made thereunder shall be construed as a reference to such agreement, deed, statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended, supplemented, novated or re-enacted.

9.4                               Any reference in this Agreement to a Clause, sub-Clause or a Schedule is, unless otherwise stated, to a Clause or sub-Clause hereof or a schedule hereto.

9.5                               Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

10.                               General

10.1                        Notices: All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter or fax) and shall be sent to the intended recipient at the address or fax number and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose.  The initial address and fax number so designated by each party are set out in the Programme Summary.

Any communication from any party to any other under this Agreement shall be effective upon receipt by the addressee, provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. (local time in the jurisdiction in which such notice or other communication was delivered) on any particular day shall not take effect until 10.00 a.m. (local time in the jurisdiction in which such notice or other communication was delivered) on the immediately succeeding business day.

10.2                        Status of the Arranger: Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information included or incorporated by reference in the Information Memorandum or this Agreement or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme, any Notes or the Guarantee.

10.3                        Assignment: Neither the Issuer nor the Guarantor may assign or transfer its obligations under this Agreement, in whole or in part, without the prior written consent of the Dealers and any purported assignment or transfer without such consent shall be void.

No Dealer may assign any of its rights or delegate or transfer any of its obligations under this Agreement, in whole or in part, without the prior written consent of the Issuers and the Guarantor and any purported assignment or transfer without such consent shall be void;

10.3.1              provided that the foregoing shall not apply to an assignment and transfer of all of a Dealer’s rights and obligations under this Agreement in whatever form such Dealer determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form that may succeed to, or to which the Dealer transfers, all or substantially all of such Dealers’ assets and business and that assumes such obligations by contract, operation of law or otherwise; and

10.3.2              provided further that if, at any time, a Dealer shall transfer all or substantially all of its ECP and/or USCP business, as the case may be, to any affiliate, then, on the date such transfer becomes effective, such affiliate shall become the successor to such Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto such that the Issuers, the Guarantor and such affiliate shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form (the relevant changes having been made) of this Agreement.

Upon any such transfer and assumption of obligations, such Dealer shall be relieved of and fully discharged from all obligations under this Agreement, whether such obligations arose before or after such transfer and assumption.  Such Dealer shall, as soon as reasonably possible, give notice of any such transfer to the Issuers and the Guarnator.

In this Clause 10.3, “affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by such person, any entity that controls, directly or indirectly, such person, or any entity under common control with such person.  For this purpose “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

10.4                        Counterparts: This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

10.5                        No Fiduciary Duty:  Each of the Issuers and the Guarantor acknowledges and agrees that (i) the purchase and sale or placement of the Notes pursuant to this Agreement, including the determination of any price for the Notes and compensation of any Dealer, are arm’s-length commercial transactions between such Issuer and, if the Notes are ECP Notes issued by CP 2, the Guarantor, on the one hand, and the applicable Dealer, on the other, (ii) in connection therewith and with the process leading to such transactions, each Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth in this Agreement) or fiduciary of such Issuer or the Guarantor or any of their respective affiliates, (iii) no Dealer has assumed  an advisory or fiduciary responsibility in favor of such Issuer or the Guarantor or any of their respective affiliates with respect to the offering of Notes contemplated hereby or the process leading thereto (irrespective of whether any such Dealer has advised or is currently advising such Issuer or the Guarantor or any of their respective affiliates on other matters) or any other obligation to such Issuer or the Guarantor or any of their respective affiliates except the obligations expressly set forth in this Agreement, (iv) such Issuer and the Guarantor are capable of evaluating and understanding, and each understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (v) each Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Issuer or the Guarantor and that such Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) no Dealer has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and (vii) such Issuer and the Guarantor have consulted their own legal and financial advisors to the extent it deemed appropriate.  Each of the Issuers and the Guarantor agrees that it will not claim that any Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to any Issuer or the Guarantor in connection with such transactions or the process leading thereto.  Any review by a Dealer of an Issuer, the Guarantor the transactions contemplated by this Agreement or other matters relating to such transactions shall be performed solely for the benefit of such Dealer and shall not be on behalf of such Issuer or the Guarantor.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between any Issuer or the Guarantor and any Dealer with respect to the subject matter hereof.  Each of the Issuers and the Guarantor waives and releases, to the fullest extent permitted by law, any claims such Issuer or the Guarantor may have against any Dealer with respect to any breach or alleged breach of fiduciary duty.

SCHEDULE 1

Condition Precedent Documents

1.                                      Certified copies of the limited partnership agreement or limited liability company agreement or articles of association, as the case may be, of each Issuer and the Guarantor.

2.                                      Certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuers and the Guarantor in connection with the Programme.

3.                                      Certified copies of any governmental or other consents and any filings required in connection with the Programme.

4.                                      Certified or conformed copies of:

(a)                                 the Dealer Agreement, as executed;

(b)                                 the Agency Agreements, as executed; and

(c)                                  the Guarantee, as executed.

5.                                      Copies of the confirmation from the ECP Agent and the USCP Agent that the relevant forms of ECP Global Note and the DTC Master Note, as the case may be, have been prepared, executed and delivered to it.

6.                                      Legal opinions from:

(a)                                 Sidley Austin LLP, special U.S. counsel to the Issuers and the Guarantor, as to New York and United States federal securities laws;

(b)                                 James M. Barkley, General Counsel of SPG LP and the Guarantor, as to certain Delaware law matters; and

(c)                                  Loyens & Loeff Luxembourg S.à r.l., counsel to CP 2, as to Luxembourg law.

7.                                      The Information Memorandum.

8.                                      A list of the names, titles and specimen signatures of employees and other representatives of SPG, as the general partner of SPG LP, and of the managers and authorized representatives of CP 2, authorised on behalf of the relevant Issuers and the Guarantor:

(a)                                 to sign the Agreements and any Notes or, if the Notes are ECP Notes issued by CP 2, the Guarantee issued by it;

(b)                                 to sign all notices and other documents to be delivered in connection therewith; and

(c)                                  to take any other action on behalf of any Issuer or the Guarantor in relation to the Programme.

9.                                      Confirmation that Standard & Poor’s Rating Services, a Division of the McGraw-Hill Companies Inc., and Moody’s Investors Service, Inc., respectively, have granted ratings for the Programme.

10.                               Letter of Representations signed by DTC, the USCP Agent and SPG LP.

SCHEDULE 2

Part I

Selling Restrictions — ECP Notes

1.                                      General

1.1                               No action has been or will be taken in any jurisdiction by any Issuer, the Guarantor, the Arranger or the ECP Dealers that would permit a public offering of ECP Notes, or possession or distribution of the Information Memorandum or any other offering material, in any country or jurisdiction where action for that purpose is required.

Each ECP Dealer represents, warrants and undertakes that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, purchase, sell, or deliver ECP Notes and that it will not directly or indirectly offer, sell, resell, reoffer or deliver ECP Notes or distribute the Information Memorandum or any other offering material in any country or jurisdiction except in circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

1.2                               Without prejudice to the provisions of Sections 2 to 5 of this Schedule 2, the Issuers, the Guarantor, the Arranger and the other Dealers shall have no responsibility for, and each ECP Dealer undertakes that it will, obtain any consent, approval or permission which is, to the best of its knowledge and belief, required by it for, the subscription, offer or sale by it of any ECP Notes or possession or distribution by it of the Information Memorandum or any other offering material under the laws and regulations in force in any jurisdiction to which it is subject on in or from which it makes any subscription, offer or sale, in all cases at its own expense.

1.3                               Notwithstanding anything to the contrary contained in this Agreement, neither any Issuer nor the Guarantor represents that ECP Notes may at any time lawfully be offered or sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, and neither any Issuer nor the Guarantor assumes any responsibility for facilitating such offer or sale.

1.4                               With regard to each issue of ECP Notes, the relevant ECP Dealer will be required to comply with such other additional restrictions as the Issuers, the Guarantor and such ECP Dealer shall agree in writing from time to time.

2.                                      The United States of America

Regulation S under the Securities Act

2.1                               The ECP Notes have not been and will not be registered for offer or sale under the Securities Act and the ECP Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons.  Each ECP Dealer represents, warrants and agrees that it has offered and sold, and will offer and sell, ECP Notes only offshore transactions to non-U.S. persons within the meaning of, and in accordance with, Rule 903 of Regulation S under the Securities Act.  Accordingly, each ECP Dealer represents, warrants and agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the ECP Notes and that it and they have complied and will comply with the offering restrictions requirement of Regulation S.  Each ECP Dealer also agrees that, at or prior to confirmation of sale of ECP Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases from such ECP Dealer ECP Notes a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered for offer or sale under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons.  Terms used above have the meanings given to them by Regulation S under the Securities Act.”

Terms used in this paragraph 2.1 have the meanings given to them by Regulation S under the Securities Act.

TEFRA D Rules

2.2                               (i)                                     Except to the extent permitted under U.S. Treas. Reg. § 1.163-5(c)(2)(i)(D) (the “TEFRA D Rules”), each ECP Dealer represents that it has not offered or sold, and agrees that it will not at any time (including during the restricted period) offer or sell at any time (including during the restricted period), the ECP Notes to a person who is within the United States or its possessions or to a United States person.

(ii)                                  Each ECP Dealer represents that it has, and agrees that throughout the term of the Programme it will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling the ECP Notes are aware that the ECP Notes may not be offered or sold at any time (including during the restricted period) to a person who is within the United States or its possessions or to a United States person, except as permitted by the TEFRA D Rules.

(iii)                               If it is a United States person, each ECP Dealer represents that it is acquiring the ECP Notes for purposes of resale in connection with their original issue and if it retains ECP Notes for its own account, it will only do so in accordance with the requirements of Treas. Reg. § 1.163-5(c)(2)(i)(D)(6).

(iv)                              With respect to each affiliate of a ECP Dealer that acquires ECP Notes from it for the purpose of offering or selling the ECP Notes at any time (including during the restricted period), each ECP Dealer either (x) repeats and confirms the representations and agreements contained in clauses (i), (ii) and (iii) above on its behalf, or (y) agrees that it will obtain from such affiliate for the benefit of the relevant Issuer and, if applicable, the Guarantor the representations and agreements contained in clauses (i), (ii) and (iii) above.

(v)                                 Each ECP Dealer represents that it has not entered into, and agrees that it will not enter into, any written contract (other than a confirmation or other notice of the transaction) pursuant to which any other party to the contract (other than one of its affiliates or another ECP Dealer) has offered or sold, or at any time (including during the restricted period) will offer or sell, any ECP Notes, except where pursuant to the contract the ECP Dealer has obtained or will obtain from that party, for the benefit of the relevant Issuer, if applicable, the Guarantor and the several ECP Dealers, the representations contained in, and that party’s agreement to comply with, the provisions of clauses (i), (ii), (iii) and (iv) above.

(vi)                              Terms used in this paragraph 2.2 have the meaning given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder, including the TEFRA D Rules and references to an “ECP Dealer” in this paragraph 2.2 shall include each further ECP Dealer appointed under the Programme.

3.                                      The United Kingdom

Each ECP Dealer represents, warrants and agrees with the Issuers and the Guarantor that:

3.1                               it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any ECP Notes in, from or otherwise involving the United Kingdom;

3.2                               in relation to any ECP Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any ECP Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the ECP Notes would otherwise constitute a contravention of Section 19 of the FSMA by any Issuer or the Guarantor; and

3.3                               it has only communicated or caused to be communicated, and it will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any ECP Notes in circumstances in which Section 21(1) of the FSMA does not apply to any Issuer or the Guarantor.

4.                                      Japan

The ECP Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan and, accordingly, each ECP Dealer undertakes that it will not offer or sell any ECP Notes, directly or indirectly, in Japan or to, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and all other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.  For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

5.                                      Luxembourg

The ECP Notes, the terms and conditions relating to the Information Memorandum have not been approved by and will not be submitted for approval to the Luxembourg Financial Services Authority (Commission de Surveillance du Secteur Financier) for purposes of public offering or sale in the Grand Duchy of Luxembourg (“Luxembourg”).  Accordingly, the ECP Notes may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this Information Memorandum nor any other circular, prospectus, form of application, advertisement or other material related to such offer may be distributed or otherwise be made available in or from, or published in, Luxembourg except if a prospectus has been duly approved by the Commission de Surveillance du Secteur Financier in accordance with the law of July 10, 2005 on prospectuses for securities, as amended by the law of July 3, 2012 (the “Prospectus Law”) or the offer benefits from a exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Prospectus Law.

SCHEDULE 2

Part II

Selling Restrictions — USCP Notes

The USCP Dealers and SPG LP hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the USCP Notes:

(a)                                 Offers and sales of the USCP Notes by or through a USCP Dealer shall be made only to: (i) investors reasonably believed by the relevant USCP Dealer to be QIBs or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing USCP Notes for one or more accounts, each of which is reasonably believed by the relevant USCP Dealer to be an Institutional Accredited Investor.

(b)                                 Resales and other transfers of the USCP Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in paragraph (e) below.

(c)                                  No general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) shall be used in connection with the offering of the USCP Notes.  Without limiting the generality of the foregoing, without the prior written approval of each USCP Dealer, except as required by applicable securities laws, SPG LP shall not issue any press release or make any other statement to any member of the press making, in either case reference to the USCP Notes, the offer or sale of the USCP Notes or this Agreement or place or publish any “tombstone” or other advertisement relating to the USCP Notes or the offer or sale thereof.  To the extent permitted by applicable securities laws, SPG LP shall (i) omit the names of the USCP Dealers from any publicly available filing by SPG LP that makes reference to the USCP Notes, the offer or sale of the USCP Notes or this Agreement, (ii) not include a copy of this Agreement in any such filing or as an exhibit thereto, and (iii) shall redact each USCP Dealer’s name and any contact or other information that could identify a USCP Dealer from any agreement or other information included in such filing.

(d)                                 No sale of USCP Notes to any one purchaser shall be for less than $250,000 (or its equivalent in another currency) principal or face amount, and no USCP Note shall be issued in a smaller principal or face amount.  If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 (or its equivalent in another currency) principal or face amount of USCP Notes.

(e)                                  Offers and sales of the USCP Notes shall be subject to the restrictions described in the following legend.  A legend substantially to the effect of such legend shall appear as part of the Information Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a USCP Note, if applicable, and each DTC Master Note representing book-entry USCP Notes offered and sold pursuant to this Agreement:

THE NOTES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE SECURITIES LAWS.  BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO SIMON PROPERTY GROUP, L.P. (THE “ISSUER”) AND THE NOTES, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO, OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF AND THAT IT IS EITHER (A) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND THAT IT IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR IS EITHER A U.S.  BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN

ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK, SAVINGS AND LOAN ASSOCIATION OR SUCH OTHER INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR WITH RESPECT TO WHICH SUCH PURCHASER HAS SOLE INVESTMENT DISCRETION, OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT (“RULE 144A”) WHICH IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION, AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A.  BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, (i) TO THE ISSUER OR TO ANY DEALER DESIGNATED BY THE ISSUER, NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (ii) THROUGH ANY SUCH DEALER TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (iii) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF U.S.$250,000 AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

SCHEDULE 3

Programme Summary

THE ISSUERS

Simon Property Group, L.P. 225 West Washington Street Indianapolis, Indiana 46204 Tel: (317) 636-1600 Fax: (317) 685-7377 Contact: James M. Barkley	Simon CP 2 6, rue Eugène Ruppert, L-2453 Luxembourg Tel: +352 26449-502 Fax: +352 26449-167 Contact: Brian McDade and Julien Ponson

THE GUARANTOR
(as to ECP Notes issued by Simon CP 2)

Simon Property Group, L.P.

225 West Washington Street
Indianapolis, Indiana 46204
Tel:  (317) 636-1600
Fax: (317) 685-7377
Contact:  James M. Barkley

THE ARRANGER

[ARRANGER]

THE ECP DEALERS

[ECP DEALER 1]	[ECP DEALER 2] [ECP DEALER 3]

THE USCP DEALERS

[USCP DEALER 1]	[USCP DEALER 2]

THE ECP AGENT [ECP AGENT]	THE USCP AGENT [USCP AGENT]

Maximum Amount

$500,000,000 or its equivalent in other currencies

Governing Law

Agreements: New York State law (application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded)

Notes: New York State law

Guarantee: New York State law

Minimum Term

1 day for ECP Notes and 1 day for USCP Notes, in each case from the relevant Issue Date.

Maximum Term

397 days for USCP Notes and 183 days for ECP Notes, in each case from the relevant Issue Date.

Minimum Denominations

ECP Notes:

U.S.$500,000

€500,000

£100,000

The minimum stated maturity value of the ECP Notes shall be £100,000 or its equivalent in other currencies.

¥100,000,000

(or other conventionally accepted

denominations in other currencies)

(provided that the U.S. dollar equivalent

 of any ECP Note must be at least U.S.$500,000

 using the spot rate on the Issue Date)

USCP Notes:

U.S.$250,000

ECP Selling Restrictions

Luxembourg

Japan

United Kingdom

United States of America

SCHEDULE 4

Increase of Maximum Amount

[Date]

To:                             [Name of Dealers]
[ECP AGENT]

[USCP AGENT]
as Agents

Dear Sirs,

Simon Property Group, L.P.

Simon CP 2

Global Commercial Paper Note Programme

We refer to a global dealer agreement, dated October 6, 2014 (as amended, supplemented and/or restated from time to time, the “Dealer Agreement”), among us, the Arranger and the Dealers party thereto relating to a Global Commercial Paper Note Programme (the “Programme”).  Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 1.5 of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount of the Programme is to be increased from • to • with effect from [date], subject to delivery to the Arranger, the Dealers and the Agents of the following documents:

[(a)                             a new Information Memorandum;]

(b)                                 certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuers and the Guarantor for such increase in the Maximum Amount;

(c)                                  certified copies of [specify any governmental or other consents required by the Issuers and the Guarantor for such increase];

(d)                                 legal opinions from legal advisors acceptable to the Dealers qualified in (i) the law of the jurisdiction of organization of each Issuer and the Guarantor, and (ii) New York, relating to such increase;

(e)                                  a list of names, titles and specimen signatures of the employees and other representatives of Simon Property Group, Inc., as general partner of SPG LP, and managers and other authorized representatives of CP 2, authorised to sign on behalf of the relevant Issuers and the Guarantor all notices and other documents to be delivered in connection with such an increase in the Maximum Amount; and

(f)                                   written confirmation that Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies Inc., and Moody’s Investors Service, Inc. are maintaining their current ratings for the Programme.

Any documents delivered pursuant to this letter will be deemed to be in the form and substance acceptable to each Dealer unless such Dealer notifies the Issuers and the Guarantor to the contrary not less than ten London and New York business days after receipt thereof.

Upon the increase in the Maximum Amount becoming effective in accordance with Clause 1.5 of the Dealer Agreement, all references in the Dealer Agreement to the Maximum Amount or the amount of the Programme shall be construed as references to the increased Maximum Amount as specified herein.

Yours faithfully,

SIMON PROPERTY GROUP, L.P.

SIMON CP 2

By:	Simon Property Group, Inc.,
General Partner of Simon Property Group, L.P.

By:

By:	Authorized Signatory of Simon CP 1
acting as general partner of Simon CP 2

By:

SCHEDULE 5

Appointment of New Dealer

[Date]

To:                             [Name of new Dealer]

cc:                                [ECP AGENT]
[USCP AGENT]
as Agents

Dear Sirs

Simon Property Group, L.P.
Simon CP 2

Global Commercial Paper Note Programme (the “Programme”)
[[Description of the issue] (the “Notes”)]*

We refer to a global dealer agreement, dated October 6, 2014 (as amended, supplemented and/or restated from time to time, the “Dealer Agreement”), among us, the Arranger and the Dealers party thereto relating to the Programme.  Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 7.2 of the Dealer Agreement, we hereby appoint you as an additional [USCP/ECP] Dealer for [the Programme/the issue of the Notes]* upon the terms of the Dealer Agreement with [immediate effect/effect from [date]].  Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 7.2 of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer thereunder [subject to the understanding that such accession is only for the purposes of the aforementioned issue of Notes]*.

Yours faithfully,

SIMON PROPERTY GROUP, L.P.

SIMON CP 2

By:	Simon Property Group, Inc.,
General Partner of Simon Property Group, L.P.

By:

By:	Authorized Signatory of Simon CP 1
acting as general partner of Simon CP 2

By:

[On copy]

*  Delete where the new Dealer is appointed for the Programme.

We hereby confirm acceptance of our appointment as a Dealer [for the Programme/the issue of the Notes]* upon the terms of the Dealer Agreement referred to above.  For the purposes of Clause 10 of the Dealer Agreement, our contact details are as follows:

[Name of Dealer]
Address:
Telephone:	Fax:
Contact:

Signed:	Dated:
for Name of new Dealer

SCHEDULE 6

Form of Calculation Agency Agreement

THIS AGREEMENT is made on [date]

BETWEEN

(1)                                 [SIMON PROPERTY GROUP, L.P.] [SIMON CP 2] (the “Issuer”); and

(2)                                 [CALCULATION AGENT], as the calculation agent appointed pursuant to Clause 6 hereof (the “Calculation Agent”, which expression shall include any successor thereto).

WHEREAS:

(A)                               Under a global dealer agreement (as amended, supplemented and/or restated from time to time, the “Dealer Agreement”), dated October 6, 2014, among the issuers named therein (including the Issuer), Simon Property Group, L.P., as guarantor (the “Guarantor”), the Arranger and the Dealers referred to therein and a note agency agreement (as amended, supplemented and/or restated from time to time, the “Agency Agreement”), dated as of October 6, 2014, between the [issuers (including the] Issuer)[, the Guarantor] and the agent referred to therein, the issuers (including the Issuer) and the Guarantor established a Global Commercial Paper Note Programme (the “Programme”).

(B)                               The Dealer Agreement contemplates, inter alia, the issue under the Programme of Notes that bear interest at a floating rate of interest (“Floating Rate Notes”) and provides for the appointment of calculation agents in relation to each such issue.  Each such calculation agent’s appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.                                      Interpretation

Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

2.                                      Appointment of Calculation Agent

The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the amount of interest in respect of the Floating Rate Notes upon the terms and subject to the conditions of this Agreement.  The Calculation Agent accepts such appointment.

3.                                      Determination and Notification

3.1                              The Calculation Agent shall determine the amount of interest payable on each Floating Rate Note in accordance with the terms of such Floating Rate Note.

3.2                               The Calculation Agent shall as soon as it has made its determination as provided for in Clause 3.1 above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer[, the Guarantor] and the Agent (if other than the Calculation Agent) of the amount of interest so payable.

4.                                      Stamp Duties

The Issuer will pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.                                      Indemnity and Liability

5.1                               The Issuer shall indemnify and hold harmless on demand the Calculation Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which it may incur arising out of, in connection with or based upon the exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from the Calculation Agent’s own negligence or bad faith or that of its officers, employees or agents.

5.2                               The Calculation Agent may consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer.  If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith, without negligence and in accordance with the opinion of such lawyers.

6.                                      Conditions of Appointment

The Calculation Agent and the Issuer agree that its appointment will be subject to the following conditions:

(i)                                     in acting under this Agreement, the Calculation Agent shall act as an independent expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Floating Rate Notes or any interest therein;

(ii)                                  unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised representative of the Issuer;

(iii)                               the Calculation Agent shall be obliged to perform only those duties which are set out in this Agreement and in the interest calculation relating to the Floating Rate Notes;

(iv)                              the Calculation Agent and its officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Floating Rate Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(v)                                 all calculations and determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, [the Guarantor,] the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Floating Rate Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Floating Rate Notes in accordance with the provisions of this Agreement.

7.                                      Alternative Appointment

If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3, the Issuer shall appoint the Agent as calculation agent in respect of the Floating Rate Notes.

8.                                      Notices

Clause 10.1 of the Dealer Agreement shall apply to this Agreement mutatis mutandis.

9.                                      Law and Jurisdiction

9.1                               This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.2                               For the benefit of the Calculation Agent, the Issuer agrees that the U.S. federal courts and the courts of the State of New York, in each case located in the Borough of Manhattan, the City and State of New York, have non-exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, “Proceedings” and “Disputes”) and, for such purpose, in each case each of them irrevocably submits to the jurisdiction of the courts.

9.3                               The Issuer irrevocably waives any objection which it might now or hereafter have to the courts described in Clause 9.2 hereof being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and in each case each of them agrees not to claim that any such court is not a convenient or appropriate forum.

[9.4                      The Issuer agrees that the process by which any Proceedings in the State of New York are begun may be served on it by being delivered to Simon Property Group, L.P.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall appoint a further person in the Borough of Manhattan, The City of New York and the State of New York to accept service of process on its behalf.  Nothing in this Clause shall affect the right of the Calculation Agent to serve process in any other manner permitted by law.

9.5                               To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right or immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement, from the giving of any relief in any thereof, from set off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which any Proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuer hereby irrevocably and unconditionally waives, and agrees for the benefit of the Calculation Agent, not to plead or claim, any such immunity, and consents to such relief and enforcement.](1)

9.6                               Notwithstanding any other provision of this Agreement to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under, or for the payment or performance of any obligation under, or for any claim based on, this Agreement or otherwise in respect hereof, against Simon Property Group, Inc. or its assets or against any principal, shareholder, officer, director, trustee or employee of Simon, under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such parties be personally liable for any such amounts, obligations or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies hereunder with respect to such amounts, obligations or claims shall be against the Issuer and that any or all such liability of the aforementioned parties is and is to be, by the execution hereof, expressly waived and released as a condition of, and as consideration for, the execution of this Agreement.

10.                              Counterparts

This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

(1)   Include these provisions if the Issuer is CP 2.

IN WITNESS whereof the parties hereto have executed this Agreement on the date which appears first on page 1 of this Agreement.

[SIMON PROPERTY GROUP, L.P.] [SIMON CP 2]		[NAME OF CALCULATION AGENT]

[By:	Simon Property Group, Inc.,	By:
General Partner of Simon Property Group, L.P. ]

By:

[By:	Authorized Signatory of Simon CP 1
acting as general partner of Simon CP 2]

By:

SCHEDULE 7

FORM OF GUARANTEE

GUARANTEE, dated October 6, 2014, of SIMON PROPERTY GROUP, L.P., a Delaware limited partnership (the “Guarantor”).

The Guarantor, for value received, hereby agrees as follows for the benefit of the holders from time to time of the commercial paper notes (the “ECP Notes”) issued by its indirect wholly-owned subsidiary Simon CP 2 (the “Issuer”), from time to time pursuant to the Note Agency Agreement, dated as of October 6, 2014 (the “Agreement”), as the same may be amended, supplemented or modified from time to time, among the issuers named therein (including the Issuer), the Guarantor and [ECP AGENT] (the “Agent”):

1.              The Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable, of the principal of and interest, if any, on the ECP Notes issued by the Issuer.

2.              The Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Agreement or the ECP Notes.

3.              This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of and interest, if any, on the ECP Notes by the Issuer thereof and shall remain in full force and effect until all such amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including, without limitation, (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Agreement or its ECP Notes or of any collateral security therefor or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Agreement and the ECP Notes.

4.              In the event of a default in payment of principal of or interest, if any, on any ECP Notes issued by the Issuer, the holders of such ECP Notes may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

5.              All payments under this Guarantee will be made without withholding of or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the United States of America (the “Relevant Jurisdiction”), and/or in any such instance any political sub-division thereof or by any authority therein or thereof having power to tax unless the Guarantor is compelled by law or is required pursuant to an agreement with a taxing authority to withhold or deduct any such taxes, duties, assessments or governmental charges. In the event that any such withholding or deduction is made, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts receivable by the holder of the ECP Notes issued by the Issuer after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such ECP Notes in the absence of such withholding or deduction, except that no such additional amounts shall be payable to the holder of any ECP Notes:

(a)                                 who is liable to such duties, taxes, assessments or governmental charges in respect of the ECP Notes by reason of the holder having some personal or business connection with the Relevant Jurisdiction otherwise than by reason only of his holding the ECP Notes;

(b)                                 presented for payment more than 30 days after the Relevant Date (“Relevant Date” meaning whichever is the later of the date on which the moneys in respect of the ECP Notes first become due and payable and, if the full amount of the moneys payable on such date has not been received by the ECP Agent on or prior to such date, the date on which such moneys shall have been so received) except to the extent that the holder of the ECP Notes would have been entitled to such additional amounts if payment had been made on the last day of such period of 30 days;

(c)                                  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26 - 27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(d)                                 in respect of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, or governmental charge; and

(e)                                  in respect of any Taxes that are payable otherwise than by withholding from a payment on the ECP Notes.

The Guarantor is authorised to withhold or deduct from amounts payable under this Guarantee where such withholding or deduction is imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code (FATCA), an agreement with a taxing authority entered into in connection with FATCA, an intergovernmental agreement entered into in furtherance of FATCA, or any non-U.S. laws, rules and regulations implementing such an agreement. The Guarantor will not be required to make any payment of additional amounts for or on account of any withholding tax deducted by it in compliance with FATCA

6.              This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of the principal of or interest, if any, on its ECP Notes, in whole or in part, is rescinded or must otherwise be returned by the holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

7.              The Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the U.S. federal courts and the courts of the State of New York, in each case located in the Borough of Manhattan, the City and State of New York, to settle any disputes or determine any proceedings which may arise out of or in connection with this Guarantee.

8.              Notwithstanding any other provision of this Guarantee to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under, or for the payment or performance of any obligation under, or for any claim based on, this Guarantee or otherwise in respect hereof, against Simon Property Group, Inc. or its assets or against any principal, shareholder, officer, director, trustee or employee of Simon, under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such parties be personally liable for any such amounts, obligations or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies hereunder with respect to such amounts, obligations or claims shall be against the Guarantor and that any or all such liability of the aforementioned parties is and is to be, by the acceptance of ECP Notes of the Issuer, expressly waived and released as a condition of, and as consideration for, the execution of this Guarantee.

9.              THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed on the day and year first above written.

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc.,
its General Partner

By:

Signature Page

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

The Issuers

Simon Property Group, L.P.

Simon CP 2

By:	Simon Property Group, Inc.,
General Partner of Simon Property Group, L.P.

By:

By:	Authorized Signatory of Simon CP 1
acting as general partner of Simon CP 2

By:

The Guarantor
(as to ECP Notes issued by Simon CP 2)

Simon Property Group, L.P.

By:	Simon Property Group, Inc.,
its General Partner

By:

The Arranger

[ARRANGER]

By:

The ECP Dealers

[ECP DEALER 1]

By:

[ECP DEALER 2]

By:

[ECP DEALER 3]

By:

The USCP Dealers

[USCP DEALER 1]

By:

[USCP DEALER 2]

By:

Dated October 6, 2014

SIMON PROPERTY GROUP, L.P.

SIMON CP 2

as Issuers

SIMON PROPERTY GROUP, L.P.
 as Guarantor of ECP Notes
issued by Simon CP 2

[ARRANGER]

as Arranger

[ECP DEALER 1] [ECP DEALER 2] [ECP DEALER 3]	[USCP DEALER 1] [USCP DEALER 2]
as ECP Dealers	as USCP Dealers

DEALER AGREEMENT

relating to a $500,000,000

Global Commercial Paper Note Programme